UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	May 14, 2007

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Item 5.02(c)

On May 14, 2007, the Board of Directors of The Procter & Gamble Company (the “Company”) elected Susan E. Arnold (53), currently Vice Chair - P&G Beauty & Health, to the position of President - Global Business Units. In addition, the Board of Directors elected Robert A. McDonald (53), currently Vice Chair - Global Operations, to the position of Chief Operating Officer. These changes will be effective July 1, 2007 and both principal officers will serve at the pleasure of the Board.

During the past five years, Ms. Arnold held the following positions at the Company: President - Global Personal Beauty Care & Global Feminine Care (7/1/02 - 6/30/04), Vice Chair - P&G Beauty (7/1/04 - 4/16/06) and Vice Chair - P&G Beauty & Health (4/17/06 - present).

During the past five years, Mr. McDonald held the following positions at the Company: President - Global Fabric & Home Care (7/12/01 - 6/30/04) and Vice Chair - Global Operations (7/1/04 - present).

ITEM 7.01     REGULATION FD DISCLOSURE

On May 14, 2007, the Board of Directors of The Procter & Gamble Company (the “Company”) announced some business unit realignments and associated changes to its executive management structure effective July 1, 2007.

A copy of the Company’s press release announcing these changes I attached hereto as Exhibit 99.

The Company is furnishing the items in this section pursuant to Item 7.01, “Regulation FD Disclosure.”

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

                                                        BY:  /s/  E. J. WUNSCH          _________
                                                 E. J. Wunsch
                                                  Assistant Secretary
                                                                                           May 14, 2007

EXHIBIT(S)

99.    News Release by The Procter & Gamble Company dated May 14, 2007.